CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated May 27, 2010 on the consolidated financial statements of Multicast Media Technologies, Inc. and Subsidiaries (collectively, the Company) as of December 31, 2009 and 2008 and for the years then ended included in this Form 8-K/A and incorporated by reference into KIT digital’s registration statement on Form S-3 (333-164655). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Bennett Thrasher PC
Bennett Thrasher PC
May 27, 2010